Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: July 20, 2015
FOR IMMEDIATE RELEASE

Washington Trust Reports Record Second Quarter 2015 Earnings
WESTERLY, R.I., July 20, 2015 (GLOBE NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), parent company of The Washington Trust Company, today announced net income of $11.5 million, or 68 cents per diluted share, for the second quarter of 2015, compared to net income of $11.0 million, or 65 cents per diluted share, reported for the first quarter of 2015.

"Washington Trust once again posted solid quarterly results, reflecting the strength of our diversified business model and our expanded regional presence," stated Joseph J. MarcAurele, Chairman and Chief Executive Officer.  "In June we announced our intention to acquire Halsey Associates, Incorporated, a New Haven, Connecticut-based registered investment adviser.  This acquisition, which we expect to complete during the third quarter, is significant as it further enhances our reputation as one of the premier wealth management firms and financial institutions in the region."

Selected highlights for the second quarter of 2015 include:

•	Second quarter net income and earnings per share were both record highs for Washington Trust.

•	Returns on average equity and average assets improved to 12.88% and 1.27%, respectively. Comparable amounts for the first quarter of 2015 were 12.54% and 1.23%, respectively.

•	Wealth management revenues totaled $8.9 million for the second quarter of 2015, up by $477 thousand, or 6%, from the first quarter of 2015.

•	Net gains on loan sales and commissions on loans originated for others amounted to $2.7 million for the second quarter of 2015, up by $163 thousand, or 6%, from the prior quarter.

•	Total loans amounted to $2.9 billion at June 30, 2015, up by $48.0 million, or 2%, from the previous quarter.

Net Interest Income
Net interest income totaled $26.0 million for the second quarter of 2015, up by $326 thousand, or 1%, from the first quarter of 2015. The net interest margin was 3.15% for the second quarter of 2015, compared to 3.18% for the first quarter of 2015. Commercial loan prepayment fee income, which is included in net interest income, amounted to $519 thousand in the second quarter of 2015, compared to $266 thousand in the prior quarter. Excluding the loan prepayment fee income in each period, the second quarter net interest margin was 3.09%, down by 5 basis points on a linked quarter basis. Other significant linked quarter changes included:

Washington Trust
Page 2, July 20, 2015

•
Average interest-earning assets increased by $34.1 million, largely reflecting growth in average commercial loan balances. The yield on interest-earning assets, excluding the loan prepayment fee income contribution of 6 basis points and 3 basis points, respectively, was 3.74% for the second quarter of 2015, compared to 3.81% for the prior quarter. The 7 basis point decline from the previous quarter was largely due to runoff of higher yielding asset balances.

•
Average interest-bearing liabilities increased by $24.7 million, with growth in average deposit balances, partially offset by a decline in Federal Home Loan Bank of Boston ("FHLBB") advances. The cost of interest-bearing liabilities declined by 3 basis points on a linked quarter basis.

Noninterest Income
Noninterest income totaled $15.3 million for the second quarter of 2015, up by $1.2 million, or 9%, from the first quarter of 2015. Included in noninterest income were the following:

•
Wealth management revenues totaled $8.9 million for the second quarter of 2015, up by $477 thousand, or 6%, over the previous quarter. The increase included a $346 thousand increase in tax preparation fees, which are generally concentrated in the second quarter. Wealth management assets under administration amounted to $5.2 billion at June 30, 2015, up by 1% in the quarter and up by 4% in the last twelve months.

•
Net gains on loan sales and commissions on loans originated for others totaled $2.7 million for the second quarter of 2015, up by $163 thousand, or 6%, on a linked quarter basis. Residential mortgage loans sold to the secondary market amounted to $143.2 million in the second quarter, up by $15.3 million, compared to the first quarter.

•
Net gains on interest rate swap contracts remained relatively strong due to a continuation of borrower demand for these transactions. This revenue source amounted to $717 thousand in the second quarter, up modestly from the first quarter.

•
Other income totaled $662 thousand for the second quarter of 2015, up by $360 thousand on a linked quarter basis. The increase was primarily due to a $250 thousand settlement payment received in the second quarter on a trust preferred debt obligation previously held by the Corporation.

Noninterest Expenses
Noninterest expenses totaled $24.3 million for the second quarter of 2015, up by $768 thousand, or 3%, from the first quarter of 2015. Included in noninterest expenses in the second quarter were acquisition related expenses of $433 thousand. Excluding the acquisition expenses, noninterest expenses increased by $335 thousand, or 1%, which was largely attributable to an increase of $311 thousand in advertising and promotion expenses due to the timing of promotional activities.

Income tax expense amounted to $5.4 million for the second quarter of 2015, up by $206 thousand, or 4%, from the amount recognized in the previous quarter. The effective tax rate for the second quarter of 2015 was 31.9%, compared to 32.0% for the first quarter of 2015. The Corporation currently expects that its full-year 2015 effective tax rate will be approximately 32.5%.

Washington Trust
Page 3, July 20, 2015

Asset Quality
Asset quality metrics remained at stable and manageable levels in the second quarter of 2015. Total nonaccrual loans amounted to $15.1 million, or 0.52% of total loans, at June 30, 2015, down from $15.9 million, or 0.55%, at March 31, 2015. Total past due loans amounted to $24.0 million, or 0.82% of total loans, at June 30, 2015, up from $19.1 million, or 0.66% of total loans, at March 31, 2015. This increase was largely attributable to a well-secured commercial relationship.

A loan loss provision totaling $100 thousand was charged to earnings in the second quarter of 2015, compared to no loan loss provision recognized in the first quarter of 2015. The second quarter provision reflects loan loss allocations commensurate with growth in loan portfolio balances, offset by reductions in other loan loss exposures in response to continued improvement in credit quality conditions. Net charge-offs amounted to $323 thousand in the second quarter of 2015, compared to $213 thousand in the first quarter of 2015. The allowance for loan losses was $27.6 million, or 0.94% of total loans, at June 30, 2015, compared to $27.8 million, or 0.97% of total loans, at March 31, 2015.

Loans
Total loans amounted to $2.9 billion at June 30, 2015, up by $48.0 million, or 2%, from the balance at March 31, 2015.

•
Total commercial loans increased by $24.0 million, or 2%, in the second quarter of 2015. The commercial real estate portfolio grew by $32.7 million, or 3%, while the commercial and industrial portfolio declined by $8.7 million, or 1%.

•	The residential real estate loan portfolio grew by $13.7 million, or 1%, from the first quarter of 2015.

•	Consumer loans increased by $10.3 million, or 3%, with growth in home equity lines of credit.

Investment Securities
The securities portfolio amounted to $373.9 million at June 30, 2015, up $8.9 million from the balance at March 31, 2015. The increase reflects purchases of U.S. government agency securities for balance sheet liquidity management purposes.

Deposits and Borrowings
Deposits totaled $2.7 billion at June 30, 2015, down by $44.0 million, or 2%, from the balance at March 31, 2015. Wholesale brokered time deposits decreased by $6.3 million from the previous quarter. Excluding wholesale brokered time deposits, in-market deposits declined by $37.8 million, or 2%. The largest outflow in the quarter was $32.0 million in the category of money market deposits, a portion of which is considered to be seasonal flows associated with governmental and other institutional depositors.

FHLBB advances amounted to $471.3 million at June 30, 2015, up by $85.3 million, or 22% from March 31, 2015.

Capital Management and Dividends
Capital levels at June 30, 2015 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 12.78% at June 30, 2015, compared to 12.80% at March 31, 2015. Total shareholder's equity was $359.2 million at June 30, 2015, up by $5.3 million from March 31, 2015.

The Board of Directors declared a quarterly dividend of 34 cents per share for the quarter ended June 30, 2015. The dividend was paid on July 14, 2015 to shareholders of record on July 1, 2015.

Washington Trust
Page 4, July 20, 2015

Acquisition of Halsey Associates, Incorporated
In June, we announced that we signed a definitive agreement to acquire Halsey Associates, Incorporated, a registered investment adviser firm located in New Haven, CT.  Halsey specializes in providing investment counseling services to high-net worth families, corporations, foundations and endowment clients and has annualized revenues of approximately $4 million.  The purchase price, including Washington Trust stock and cash to be paid at closing, plus estimated future earn-outs based on the future revenue growth of the acquired business during the 5-year period following the acquisition, will amount to approximately 6.5 times Halsey’s 2014 earnings before interest, taxes, depreciation and amortization.  We expect to consummate this transaction in the third quarter.  The transaction is expected to result in a modest reduction in tangible book value per share and capital ratios and is expected to be modestly accretive to earnings per share commencing in the latter part of 2015, following the recognition of estimated acquisition related expenses of approximately $900 thousand, which include $433 thousand recognized through June 30, 2015.

Conference Call
Washington Trust will host a conference call to discuss second quarter results, business highlights and outlook on Tuesday, July 21, 2015 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-877-407-0784. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-877-870-5176 and entering the Replay PIN Number 13612145; the audio replay will be available through August 4, 2015. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, www.washtrustbancorp.com, and will be available through September 30, 2015.

Washington Trust
Page 5, July 20, 2015

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a state-chartered bank headquartered in Westerly, Rhode Island. Founded in 1800, Washington Trust is the oldest community bank in the nation and is the largest independent bank headquartered in Rhode Island. Washington Trust offers a full range of financial services, including commercial banking, small business banking, personal banking, and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ OMX® under the symbol WASH. Investor information is available on the Corporation’s web site: www.washtrustbancorp.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make written or oral forward-looking statements in other documents we file with the SEC, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Washington Trust. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Washington Trust to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: weakness in national, regional or local economies; reductions in net interest income resulting from a sustained low interest rate environment as well as changes in the balance and mix of loans and deposits; reductions in the market value of wealth management assets under administration; changes in the value of securities and other assets; reductions in loan demand; changes in loan collectibility, default and charge-off rates; changes in the size and nature of Washington Trust's competition; changes in legislation or regulation and accounting principles, policies and guidelines; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K, as filed with the SEC and as updated by our Quarterly Reports on Form 10-Q and other SEC filings, may result in these differences. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this press release, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands, except par value)	Jun 30, 2015	Dec 31, 2014
Assets:
Cash and due from banks	$79,795	$76,386
Short-term investments	4,298	3,964
Mortgage loans held for sale (including $17,260 at June 30, 2015 and $30,321 at December 31, 2014 measured at fair value)	37,389	45,693
Securities:
Available for sale, at fair value	351,378	357,662
Held to maturity, at amortized cost (fair value $23,091 at June 30, 2015 and $26,008 at December 31, 2014)	22,523	25,222
Total securities	373,901	382,884
Federal Home Loan Bank stock, at cost	37,730	37,730
Loans:
Commercial	1,583,537	1,535,488
Residential real estate	1,001,263	985,415
Consumer	343,784	338,373
Total loans	2,928,584	2,859,276
Less allowance for loan losses	27,587	28,023
Net loans	2,900,997	2,831,253
Premises and equipment, net	28,124	27,495
Investment in bank-owned life insurance	64,502	63,519
Goodwill	58,114	58,114
Identifiable intangible assets, net	4,539	4,849
Other assets	55,088	54,987
Total assets	$3,644,477	$3,586,874
Liabilities:
Deposits:
Demand deposits	$457,755	$459,852
NOW accounts	357,922	326,375
Money market accounts	789,334	802,764
Savings accounts	300,108	291,725
Time deposits	834,000	874,102
Total deposits	2,739,119	2,754,818
Federal Home Loan Bank advances	471,321	406,297
Junior subordinated debentures	22,681	22,681
Other liabilities	52,189	56,799
Total liabilities	3,285,310	3,240,595
Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares; issued and outstanding 16,833,525 shares at June 30, 2015 and 16,746,363 shares at December 31, 2014	1,052	1,047
Paid-in capital	103,408	101,204
Retained earnings	263,790	252,837
Accumulated other comprehensive loss	(9,083)	(8,809)
Total shareholders’ equity	359,167	346,279
Total liabilities and shareholders’ equity	$3,644,477	$3,586,874

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	(Dollars and shares in thousands, except per share amounts)	Three Months		Six Months
	Periods ended June 30,	2015	2014	2015	2014
	Interest income:
Interest and fees on loans		$28,739	$26,169	$57,092	$51,758
Interest on securities:	Taxable	2,176	2,699	4,435	5,641
	Nontaxable	402	557	837	1,139
	Dividends on Federal Home Loan Bank stock	164	138	329	280
	Other interest income	29	28	54	63
	Total interest and dividend income	31,510	29,591	62,747	58,881
	Interest expense:
	Deposits	3,348	3,120	6,737	6,089
	Federal Home Loan Bank advances	1,891	1,758	3,793	3,999
	Junior subordinated debentures	241	241	482	482
	Other interest expense	2	4	5	7
	Total interest expense	5,482	5,123	11,017	10,577
	Net interest income	26,028	24,468	51,730	48,304
	Provision for loan losses	100	450	100	750
	Net interest income after provision for loan losses	25,928	24,018	51,630	47,554
	Noninterest income:
	Wealth management revenues	8,912	8,530	17,347	16,595
	Merchant processing fees	—	—	—	1,291
	Net gains on loan sales and commissions on loans originated for others	2,748	1,707	5,333	2,946
	Service charges on deposit accounts	973	824	1,908	1,578
	Card interchange fees	826	779	1,540	1,460
	Income from bank-owned life insurance	492	441	982	886
	Net gains (losses) on interest rate swap contracts	717	(37)	1,362	223
	Equity in earnings (losses) of unconsolidated subsidiaries	(69)	(107)	(155)	(150)
	Gain on sale of business line	—	—	—	6,265
	Other income	662	677	964	1,090
	Total noninterest income	15,261	12,814	29,281	32,184
	Noninterest expense:
	Salaries and employee benefits	15,506	14,771	31,000	29,329
	Net occupancy	1,669	1,475	3,555	3,115
	Equipment	1,376	1,235	2,716	2,471
	Merchant processing costs	—	—	—	1,050
	Outsourced services	1,277	1,015	2,524	2,059
	Legal, audit and professional fees	610	598	1,286	1,216
	FDIC deposit insurance costs	436	413	909	853
	Advertising and promotion	578	540	845	772
	Amortization of intangibles	156	164	311	328
	Debt prepayment penalties	—	—	—	6,294
	Other expenses	2,691	2,237	4,684	4,253
	Total noninterest expense	24,299	22,448	47,830	51,740
	Income before income taxes	16,890	14,384	33,081	27,998
	Income tax expense	5,387	4,587	10,568	8,903
	Net income	$11,503	$9,797	$22,513	$19,095

	Weighted average common shares outstanding - basic	16,811	16,678	16,785	16,653
	Weighted average common shares outstanding - diluted	16,989	16,831	16,977	16,817
Per share information:	Basic earnings per common share	$0.68	$0.59	$1.34	$1.14
	Diluted earnings per common share	$0.68	$0.58	$1.32	$1.13
	Cash dividends declared per share	$0.34	$0.29	$0.68	$0.58

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	At or for the Quarters Ended
(Dollars and shares in thousands, except per share amounts)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
Financial Data:
Total assets	$3,644,477	$3,602,514	$3,586,874	$3,415,882	$3,317,022
Total loans	2,928,584	2,880,592	2,859,276	2,674,047	2,581,124
Total securities	373,901	364,967	382,884	402,553	355,392
Total deposits	2,739,119	2,783,143	2,754,818	2,738,888	2,586,097
Total shareholders' equity	359,167	353,879	346,279	348,562	343,450
Net interest income	26,028	25,702	26,263	24,938	24,468
Provision for loan losses	100	—	500	600	450
Noninterest income, excluding OTTI losses	15,261	14,020	13,706	13,125	12,814
Net OTTI losses recognized in earnings	—	—	—	—	—
Noninterest expense	24,299	23,531	23,060	22,047	22,448
Income tax expense	5,387	5,181	5,218	4,878	4,587
Net income	11,503	11,010	11,191	10,538	9,797

Share Data:
Basic earnings per common share	$0.68	$0.65	$0.67	$0.63	$0.59
Diluted earnings per common share	$0.68	$0.65	$0.66	$0.62	$0.58
Dividends declared per share	$0.34	$0.34	$0.32	$0.32	$0.29
Book value per share	$21.34	$21.10	$20.68	$20.85	$20.56
Tangible book value per share - Non-GAAP (1)	$17.61	$17.35	$16.92	$17.07	$16.77
Market value per share	$39.48	$38.19	$40.18	$32.99	$36.77
Shares outstanding at end of period	16,834	16,773	16,746	16,721	16,705
Weighted average common shares outstanding - basic	16,811	16,759	16,735	16,714	16,678
Weighted average common shares outstanding - diluted	16,989	16,939	16,911	16,855	16,831

Key Ratios:
Return on average assets	1.27%	1.23%	1.27%	1.25%	1.22%
Return on average tangible assets - Non-GAAP (1)	1.29%	1.25%	1.29%	1.27%	1.24%
Return on average equity	12.88%	12.54%	12.68%	12.15%	11.52%
Return on average tangible equity - Non-GAAP (1)	15.62%	15.27%	15.44%	14.86%	14.15%
Tier 1 risk-based capital	11.78% (i)	11.78%	11.52%	12.15%	12.24%
Total risk-based capital	12.78% (i)	12.80%	12.56%	13.26%	13.36%
Tier 1 leverage ratio	9.31% (i)	9.21%	9.14%	9.35%	9.62%
Tier 1 common equity (2)	11.00% (i)	10.98%	N/A	N/A	N/A
Equity to assets	9.86%	9.82%	9.65%	10.20%	10.35%
Tangible equity to tangible assets - Non-GAAP (1)	8.28%	8.22%	8.04%	8.51%	8.61%
(i) - estimated

Wealth Management Revenues:
Trust and investment management fees	$7,238	$7,142	$7,059	$6,982	$6,828
Mutual fund fees	1,032	1,036	1,068	1,100	1,086
Asset-based revenues	8,270	8,178	8,127	8,082	7,914
Transaction-based revenues	642	257	282	292	616
Total wealth management revenues	$8,912	$8,435	$8,409	$8,374	$8,530

Wealth Management Assets Under Administration:
Balance at beginning of period	$5,159,663	$5,069,966	$4,983,464	$5,010,588	$4,806,381
Net investment appreciation (depreciation) & income	(13,932)	80,872	111,715	(29,199)	131,269
Net client cash flows	65,817	8,825	(25,213)	2,075	72,938
Balance at end of period	$5,211,548	$5,159,663	$5,069,966	$4,983,464	$5,010,588

(1)	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

(2)	New capital ratio effective January 1, 2015 under the Basel III capital requirements.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Six Months Ended
(Dollars in thousands)	Jun 30, 2015	Jun 30, 2014
Key Ratios:
Return on average assets	1.25%	1.20%
Return on average tangible assets - Non-GAAP (1)	1.27%	1.22%
Return on average equity	12.71%	11.31%
Return on average tangible equity - Non-GAAP (1)	15.45%	13.93%

Allowance for Loan Losses:
Balance at beginning of period	$28,023	$27,886
Provision charged to earnings	100	750
Charge-offs	(676)	(1,490)
Recoveries	140	123
Balance at end of period	$27,587	$27,269

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$316	$965
Commercial & industrial	19	265
Residential real estate mortgages	50	37
Consumer	151	100
Total	$536	$1,367

Net charge-offs to average loans (annualized)	0.04%	0.11%

Wealth Management Revenues:
Trust and investment management fees	$14,380	$13,513
Mutual fund fees	2,068	2,167
Asset-based revenues	16,448	15,680
Transaction-based revenues	899	915
Total wealth management revenues	$17,347	$16,595

Wealth Management Assets Under Administration:
Balance at beginning of period	$5,069,966	$4,781,958
Net investment appreciation & income	66,940	175,604
Net client cash flows	74,642	53,026
Balance at end of period	$5,211,548	$5,010,588

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	For the Quarters Ended
	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
Average Yield / Rate (taxable equivalent basis):
Assets:
Commercial loans	4.06%	4.02%	4.23%	4.20%	4.35%
Residential real estate loans, including mortgage loans held for sale	3.95%	4.06%	4.06%	4.06%	4.12%
Consumer loans	3.77%	3.82%	3.79%	3.83%	3.81%
Total loans	3.99%	4.01%	4.12%	4.10%	4.20%
Cash, federal funds sold and other short-term investments	0.18%	0.20%	0.18%	0.19%	0.19%
FHLBB stock	1.74%	1.77%	1.48%	1.47%	1.47%
Taxable debt securities	2.72%	2.84%	2.83%	2.94%	3.36%
Nontaxable debt securities	6.15%	6.03%	5.87%	5.86%	5.92%
Total securities	3.11%	3.23%	3.22%	3.36%	3.74%
Total interest-earning assets	3.80%	3.84%	3.91%	3.89%	4.03%
Liabilities:
Interest-bearing demand deposits	0.03%	0.09%	—%	—%	—%
NOW accounts	0.06%	0.06%	0.06%	0.06%	0.06%
Money market accounts	0.46%	0.45%	0.43%	0.41%	0.38%
Savings accounts	0.07%	0.06%	0.06%	0.06%	0.06%
Time deposits (in-market)	1.00%	1.05%	1.14%	1.17%	1.16%
Wholesale brokered time deposits	1.28%	1.29%	1.23%	1.09%	1.05%
FHLBB advances	1.94%	1.91%	2.28%	2.57%	3.20%
Junior subordinated debentures	4.26%	4.31%	4.22%	4.22%	4.26%
Other	6.92%	9.51%	8.50%	7.88%	9.90%
Total interest-bearing liabilities	0.79%	0.82%	0.84%	0.84%	0.85%

Interest rate spread (taxable equivalent basis)	3.01%	3.02%	3.07%	3.05%	3.18%
Net interest margin (taxable equivalent basis)	3.15%	3.18%	3.23%	3.21%	3.35%

	At June 30, 2015
	Amortized	Unrealized	Unrealized	Fair
(Dollars in thousands)	Cost	Gains	Losses	Value
Securities Available for Sale:
Obligations of U.S. government-sponsored enterprises	$61,430	$49	($225)	$61,254
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	208,539	8,091	(10)	216,620
Obligations of states and political subdivisions	39,487	1,187	—	40,674
Individual name issuer trust preferred debt securities	30,772	16	(4,064)	26,724
Corporate bonds	6,118	12	(24)	6,106
Total securities available for sale	346,346	9,355	(4,323)	351,378
Held to Maturity:
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	22,523	568	—	23,091
Total securities held to maturity	22,523	568	—	23,091
Total securities	$368,869	$9,923	($4,323)	$374,469

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
		Period End Balances At
(Dollars in thousands)		Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
Loans:
Commercial:	Mortgages	$876,589	$865,042	$843,978	$766,703	$772,772
	Construction & development	110,989	89,851	79,592	58,750	38,574
	Commercial & industrial	595,959	604,630	611,918	564,920	554,824
	Total commercial	1,583,537	1,559,523	1,535,488	1,390,373	1,366,170
Residential real estate:	Mortgages	971,705	954,905	948,731	912,956	846,187
	Homeowner construction	29,558	32,659	36,684	32,624	30,452
	Total residential real estate	1,001,263	987,564	985,415	945,580	876,639
Consumer:	Home equity lines	249,845	239,537	242,480	240,567	237,390
	Home equity loans	47,437	46,727	46,967	46,455	45,632
	Other	46,502	47,241	48,926	51,072	55,293
	Total consumer	343,784	333,505	338,373	338,094	338,315
	Total loans	$2,928,584	$2,880,592	$2,859,276	$2,674,047	$2,581,124

	At June 30, 2015
(Dollars in thousands)	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island, Connecticut, Massachusetts	$915,622	92.7%
New York, New Jersey, Pennsylvania	58,379	5.9%
New Hampshire	13,577	1.4%
Total commercial real estate loans (1)	$987,578	100.0%

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

	At June 30, 2015
(Dollars in thousands)	Balance	% of Total
Residential Mortgages by Property Location:
Rhode Island, Connecticut, Massachusetts	$980,646	98.0%
New Hampshire	11,487	1.1%
New York, Virginia, New Jersey, Maryland, Pennsylvania	4,620	0.5%
Ohio	1,686	0.2%
Washington, Oregon	1,318	0.1%
Georgia	1,052	0.1%
Other	454	—%
Total residential mortgages	$1,001,263	100.0%

	Period End Balances At
(Dollars in thousands)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
Deposits:
Demand deposits	$457,755	$477,046	$459,852	$476,808	$411,586
NOW accounts	357,922	333,321	326,375	313,391	314,060
Money market accounts	789,334	821,353	802,764	833,318	772,084
Savings accounts	300,108	298,802	291,725	290,561	292,112
Time deposits	834,000	852,621	874,102	824,810	796,255
Total deposits	$2,739,119	$2,783,143	$2,754,818	$2,738,888	$2,586,097

Out-of-market brokered certificates of deposits included in time deposits	$284,590	$290,863	$299,129	$211,222	$171,216
In-market deposits, excluding out-of-market brokered certificates of deposit	$2,454,529	$2,492,280	$2,455,689	$2,527,666	$2,414,881

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Period End Balances At
(Dollars in thousands)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
Asset Quality Ratios:
Total past due loans to total loans	0.82%	0.66%	0.63%	0.75%	0.82%
Nonperforming assets to total assets	0.45%	0.48%	0.48%	0.53%	0.42%
Nonaccrual loans to total loans	0.52%	0.55%	0.56%	0.63%	0.49%
Allowance for loan losses to nonaccrual loans	182.32%	175.29%	175.75%	163.68%	217.54%
Allowance for loan losses to total loans	0.94%	0.97%	0.98%	1.04%	1.06%

Nonperforming Assets:
Commercial mortgages	$4,915	$5,115	$5,315	$6,022	$2,290
Commercial construction & development	—	—	—	—	—
Commercial & industrial	1,039	2,193	1,969	1,326	1,615
Residential real estate mortgages	7,411	6,956	7,124	7,890	7,417
Consumer	1,766	1,601	1,537	1,727	1,213
Total nonaccrual loans	15,131	15,865	15,945	16,965	12,535
Nonaccrual investment securities	—	—	—	—	—
Property acquired through foreclosure or repossession	1,388	1,398	1,176	988	1,309
Total nonperforming assets	$16,519	$17,263	$17,121	$17,953	$13,844

Troubled Debt Restructured Loans:
Accruing troubled debt restructured loans:
Commercial mortgages	$9,448	$9,448	$9,676	$9,677	$22,603
Commercial & industrial	2,209	881	954	1,036	969
Residential real estate mortgages	679	684	1,252	1,258	1,459
Consumer	201	134	135	164	167
Accruing troubled debt restructured loans	12,537	11,147	12,017	12,135	25,198
Nonaccrual troubled debt restructured loans:
Commercial mortgages	4,498	4,698	4,898	4,898	—
Commercial & industrial	381	1,442	1,193	854	872
Residential real estate mortgages	92	338	248	441	448
Consumer	33	34	—	—	—
Nonaccrual troubled debt restructured loans	5,004	6,512	6,339	6,193	1,320
Total troubled debt restructured loans	$17,541	$17,659	$18,356	$18,328	$26,518

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Period End Balances At
(Dollars in thousands)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
Past Due Loans:
Loans 30-59 Days Past Due:
Commercial mortgages	$14	$497	$—	$—	$311
Commercial & industrial	2,581	229	2,136	1,129	1,785
Residential real estate mortgages	5,120	4,470	2,943	2,582	5,249
Consumer loans	1,634	1,512	954	1,677	1,889
Loans 30-59 days past due	$9,349	$6,708	$6,033	$5,388	$9,234

Loans 60-89 Days Past Due:
Commercial mortgages	$—	$61	$—	$—	$1,583
Commercial & industrial	2,299	229	1,202	314	773
Residential real estate mortgages	913	1,352	821	2,001	855
Consumer loans	397	565	345	356	1,102
Loans 60-89 days past due	$3,609	$2,207	$2,368	$2,671	$4,313

Loans 90 Days or More Past Due:
Commercial mortgages	$4,915	$5,115	$5,315	$5,995	$2,250
Commercial & industrial	638	721	181	970	417
Residential real estate mortgages	4,871	3,607	3,284	3,922	4,335
Consumer loans	647	723	897	989	512
Loans 90 days or more past due	$11,071	$10,166	$9,677	$11,876	$7,514

Total Past Due Loans:
Commercial mortgages	$4,929	$5,673	$5,315	$5,995	$4,144
Commercial & industrial	5,518	1,179	3,519	2,413	2,975
Residential real estate mortgages	10,904	9,429	7,048	8,505	10,439
Consumer loans	2,678	2,800	2,196	3,022	3,503
Total past due loans	$24,029	$19,081	$18,078	$19,935	$21,061

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$12,397	$12,314	$12,721	$14,364	$10,432

	For the Quarters Ended
(Dollars in thousands)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
Allowance for Loan Losses:
Balance at beginning of period	$27,810	$28,023	$27,768	$27,269	$27,043
Provision charged to earnings	100	—	500	600	450
Charge-offs	(355)	(321)	(311)	(148)	(267)
Recoveries	32	108	66	47	43
Balance at end of period	$27,587	$27,810	$28,023	$27,768	$27,269

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$196	$120	($5)	($7)	$26
Commercial & industrial	26	(7)	144	63	95
Residential real estate mortgages	4	46	45	(1)	30
Consumer	97	54	61	46	73
Total	$323	$213	$245	$101	$224

The following tables present average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes, net of the related federal tax benefit. For dividends on corporate stocks, the 70% federal dividends received deduction is also used in the calculation of tax equivalency. Unrealized gains (losses) on available for sale securities are excluded from the average balance and yield calculations. Nonaccrual and renegotiated loans, as well as interest earned on these loans (to the extent recognized in the Consolidated Statements of Income) are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)
	Three Months Ended
	June 30, 2015			March 31, 2015			June 30, 2014
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
(Dollars in thousands)
Assets:
Commercial loans	$1,574,183	$15,930	4.06%	$1,544,720	$15,313	4.02%	$1,339,310	$14,509	4.35%
Residential real estate loans, including loans held for sale	1,025,029	10,102	3.95%	1,030,016	10,314	4.06%	856,955	8,811	4.12%
Consumer loans	338,809	3,183	3.77%	336,333	3,168	3.82%	333,881	3,171	3.81%
Total loans	2,938,021	29,215	3.99%	2,911,069	28,795	4.01%	2,530,146	26,491	4.20%
Cash, federal funds sold and short-term investments	63,858	29	0.18%	51,058	25	0.20%	59,507	28	0.19%
FHLBB stock	37,730	164	1.74%	37,730	165	1.77%	37,730	138	1.47%
Taxable debt securities	320,643	2,176	2.72%	322,570	2,259	2.84%	322,418	2,699	3.36%
Nontaxable debt securities	40,886	627	6.15%	44,659	664	6.03%	57,422	847	5.92%
Total securities	361,529	2,803	3.11%	367,229	2,923	3.23%	379,840	3,546	3.74%
Total interest-earning assets	3,401,138	32,211	3.80%	3,367,086	31,908	3.84%	3,007,223	30,203	4.03%
Noninterest-earning assets	221,577			221,795			207,426
Total assets	$3,622,715			$3,588,881			$3,214,649
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$38,129	$3	0.03%	$37,851	$8	0.09%	$9,067	$—	—%
NOW accounts	363,434	53	0.06%	329,588	48	0.06%	311,948	47	0.06%
Money market accounts	820,887	941	0.46%	800,036	883	0.45%	759,704	713	0.38%
Savings accounts	298,286	50	0.07%	293,926	46	0.06%	291,671	45	0.06%
Time deposits (in-market)	554,839	1,390	1.00%	567,063	1,469	1.05%	649,018	1,882	1.16%
Wholesale brokered time deposits	285,844	911	1.28%	294,664	935	1.29%	164,540	433	1.06%
FHLBB advances	391,152	1,891	1.94%	404,773	1,902	1.91%	220,088	1,758	3.20%
Junior subordinated debentures	22,681	241	4.26%	22,681	241	4.31%	22,681	241	4.26%
Other	116	2	6.92%	128	3	9.51%	162	4	9.90%
Total interest-bearing liabilities	2,775,368	5,482	0.79%	2,750,710	5,535	0.82%	2,428,879	5,123	0.85%
Demand deposits	441,355			438,904			409,851
Other liabilities	48,627			48,052			35,684
Shareholders' equity	357,365			351,215			340,235
Total liabilities and shareholders' equity	$3,622,715			$3,588,881			$3,214,649
Net interest income (FTE)		$26,729			$26,373			$25,080
Interest rate spread			3.01%			3.02%			3.18%
Net interest margin			3.15%			3.18%			3.35%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)	Three Months Ended
	Jun 30, 2015	Mar 31, 2015	Jun 30, 2014
Commercial loans	$476	$442	$322
Nontaxable debt securities	225	229	290
Total	$701	$671	$612

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)
	Six Months Ended
	June 30, 2015			June 30, 2014
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
(Dollars in thousands)
Assets:
Commercial loans	$1,559,533	$31,242	4.04%	$1,338,061	$29,109	4.39%
Residential real estate loans, including loans held for sale	1,027,509	20,416	4.01%	829,834	17,019	4.14%
Consumer loans	337,578	6,351	3.79%	330,854	6,268	3.82%
Total loans	2,924,620	58,009	4.00%	2,498,749	52,396	4.23%
Cash, federal funds sold and short-term investments	57,492	54	0.19%	60,869	63	0.21%
FHLBB stock	37,730	329	1.76%	37,730	280	1.50%
Taxable debt securities	321,602	4,435	2.78%	333,154	5,641	3.41%
Nontaxable debt securities	42,762	1,291	6.09%	58,683	1,731	5.95%
Total securities	364,364	5,726	3.17%	391,837	7,372	3.79%
Total interest-earning assets	3,384,206	64,118	3.82%	2,989,185	60,111	4.06%
Noninterest-earning assets	221,686			205,391
Total assets	$3,605,892			$3,194,576
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$37,991	$11	0.06%	$9,912	$—	—%
NOW accounts	346,605	100	0.06%	308,096	94	0.06%
Money market accounts	810,519	1,825	0.45%	722,629	1,322	0.37%
Savings accounts	296,117	96	0.07%	292,237	90	0.06%
Time deposits (in-market)	560,917	2,859	1.03%	662,354	3,813	1.16%
Wholesale brokered time deposits	290,230	1,846	1.28%	143,199	770	1.08%
FHLBB advances	397,925	3,793	1.92%	244,900	3,999	3.29%
Junior subordinated debentures	22,681	482	4.29%	22,681	482	4.29%
Other	122	5	8.26%	168	7	8.40%
Total interest-bearing liabilities	2,763,107	11,017	0.80%	2,406,176	10,577	0.89%
Demand deposits	440,136			416,377
Other liabilities	48,342			34,377
Shareholders' equity	354,307			337,646
Total liabilities and shareholders' equity	$3,605,892			$3,194,576
Net interest income (FTE)		$53,101			$49,534
Interest rate spread			3.02%			3.17%
Net interest margin			3.16%			3.34%

(Dollars in thousands)	Six Months Ended
	Jun 30, 2015	Jun 30, 2014
Commercial loans	$917	$638
Nontaxable debt securities	454	592
Total	$1,371	$1,230

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Non-GAAP Financial Measures (unaudited)
	At or for the Quarters Ended
(Dollars in thousands, except per share amounts)	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
Calculation of Tangible Book Value per Share:
Total shareholders' equity at end of period	$359,167	$353,879	$346,279	$348,562	$343,450
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	4,539	4,694	4,849	5,004	5,165
Total tangible shareholders' equity at end of period	$296,514	$291,071	$283,316	$285,444	$280,171

Shares outstanding at end of period	16,834	16,773	16,746	16,721	16,705

Book value per share - GAAP	$21.34	$21.10	$20.68	$20.85	$20.56
Tangible book value per share - Non-GAAP	$17.61	$17.35	$16.92	$17.07	$16.77

Calculation of Tangible Equity to Tangible Assets:
Total tangible shareholders' equity at end of period	$296,514	$291,071	$283,316	$285,444	$280,171

Total assets at end of period	$3,644,477	$3,602,514	$3,586,874	$3,415,882	$3,317,022
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	4,539	4,694	4,849	5,004	5,165
Total tangible assets at end of period	$3,581,824	$3,539,706	$3,523,911	$3,352,764	$3,253,743

Equity to assets - GAAP	9.86%	9.82%	9.65%	10.20%	10.35%
Tangible equity to tangible assets - Non-GAAP	8.28%	8.22%	8.04%	8.51%	8.61%

Calculation of Return on Average Tangible Assets:
Net income	$11,503	$11,010	$11,191	$10,538	$9,797

Total average assets	$3,622,715	$3,588,881	$3,521,503	$3,370,323	$3,214,649
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	4,614	4,770	4,924	5,082	5,245
Total average tangible assets	$3,559,987	$3,525,997	$3,458,465	$3,307,127	$3,151,290

Return on average assets - GAAP	1.27%	1.23%	1.27%	1.25%	1.22%
Return on average tangible assets - Non-GAAP	1.29%	1.25%	1.29%	1.27%	1.24%

Calculation of Return on Average Tangible Equity:
Net income	$11,503	$11,010	$11,191	$10,538	$9,797

Total average shareholders' equity	$357,365	$351,215	$352,916	$346,837	$340,235
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	4,614	4,770	4,924	5,082	5,245
Total average tangible shareholders' equity	$294,637	$288,331	$289,878	$283,641	$276,876

Return on average shareholders' equity - GAAP	12.88%	12.54%	12.68%	12.15%	11.52%
Return on average tangible shareholders' equity - Non-GAAP	15.62%	15.27%	15.44%	14.86%	14.15%

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Non-GAAP Financial Measures (unaudited)

	Six Months Ended
(Dollars in thousands)	Jun 30, 2015	Jun 30, 2014
Calculation of Return on Average Tangible Assets:
Net income	$22,513	$19,095

Total average assets	$3,605,892	$3,194,576
Less:
Average goodwill	58,114	58,114
Average identifiable intangible assets, net	4,691	5,327
Total average tangible assets	$3,543,087	$3,131,135

Return on average assets - GAAP	1.25%	1.20%
Return on average tangible assets - Non-GAAP	1.27%	1.22%

Calculation of Return on Average Tangible Equity:
Net income	$22,513	$19,095

Total average shareholders' equity	$354,307	$337,646
Less:
Average goodwill	58,114	58,114
Average identifiable intangible assets, net	4,691	5,327
Total average tangible shareholders' equity	$291,502	$274,205

Return on average shareholders' equity - GAAP	12.71%	11.31%
Return on average tangible shareholders' equity - Non-GAAP	15.45%	13.93%